Exhibit 99.1

For Further Information, Contact:
Susan J. Lewis
954-389-3700 slewis@qsii.com

FOR IMMEDIATE RELEASE

    AUGUST 17, 2015

QUALITY SYSTEMS, INC. ANNOUNCES TRANSITION OF

TECHNOLOGY FUNCTION LEADERSHIP

IRVINE, Calif … August 17, 2015 … Quality Systems, Inc. (NASDAQ: QSII), a leading provider of healthcare information systems, services, and connectivity solutions, today announced a transition in its technology leadership.

Steve Puckett, Executive Vice President and Chief Technology Officer, has resigned by mutual agreement with the Company. Responsibility for the Company’s technology functions has immediately moved to Daniel J. Morefield, Executive Vice President and Chief Operating Officer of the Company. Mr. Puckett will remain with the Company until November 13, 2015 to support a smooth transition. The Company will use this transitional opportunity to evaluate how to best structure its technology functions going forward, and also examine the prioritization, timing and application of investment and resources in its ongoing and contemplated technology development initiatives.

Rusty Frantz, President and Chief Executive Officer of Quality Systems, Inc., said, “Since joining the Company in July, I continue to take a detailed, fresh look at our technology initiatives in the context of what will be best for our customers in a dynamic healthcare environment that increasingly demands value-based care delivery, coordinated care and patient engagement. Positioning our customers with strong solutions to accomplish the transition to these changes also best positions Quality Systems for a strong future.”

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

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Quality Systems, Inc.

Transition of Technology Function Leadership - Page 2

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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